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                                                                    Exhibit 21.1


                        SUBSIDIARIES OF ACETO CORPORATION


                                                  STATE OR OTHER JURISDICTION OF
SUBSIDIARY                                           CORPORATION OR ORGANIZATION
----------                                            --------------------------

Acci Realty Corp.                                                       New York
Aceto Agricultural Chemicals Corp.                                      New York
Aceto Industrial Chemical Corp.                                         New York
Arsynco, Inc.                                                         New Jersey
Larlabs Corp                                                            New York
Roehr Chemicals, Inc.                                                   New York
CDC Products Corp.                                                      New York
Aceto Sanitary Supply Corp.                                             New York
Aceto Pharma Corp.                                                      Delaware
Aceto Holding GmbH                                                       Germany
Aceto Pharna GmbH                                                        Germany
Aceto Finechem GmbH                                                      Germany
Pharma Waldhof GmbH                                                      Germany
Aceto Luxembourg S.a.r.L.                                             Luxembourg
Aceto (Holding) B.V.                                             The Netherlands
Aceto B.V.                                                       The Netherlands
Aceto France S.A.S                                                        France
Aceto Ltd.                                                               Bermuda
Aceto Pharma GmbH - India                                                Germany
Aceto Pharma India Pvt. Ltd.                                               India
Aceto Pte Ltd.                                                         Singapore
Aceto (Hong Kong) Ltd.                                                 Hong Kong
Aceto (Shanghai) Ltd.                                                      China
Aceto Pharmaceutical (Shanghai) Ltd.                                       China
Aceto Agricultural Chemical Corporation Limited                   United Kingdom